Exhibit 99.1

SUPPLEMENTAL EXECUTIVE

RETIREMENT AGREEMENT

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT entered into on February 23, 2009, between Hexcel Corporation, a Delaware corporation (the “Company”), and Doron D. Grosman (the “Executive”).

WHEREAS, the Executive is beginning employment on the date hereof by the Company as President; and

WHEREAS, the Company is willing to provide the Executive with certain benefits in the event of the retirement from or termination of the Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the continued employment of the Executive by the Company and the benefits to be derived by the Executive hereunder, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

The following terms when used in this Agreement shall have the designated meaning, unless a different meaning is clearly required by the context.

1.1           ACTUARIAL EQUIVALENCE. Determinations hereunder of actuarial value, actuarial equivalence or the like shall be made by the Company’s independent actuary using the most recent mortality table prescribed from time to time by the Secretary of the Treasury pursuant to Section 430(h)(3) of the Code and, for the purpose of determining any lump sum amount under this Agreement, or the amount of reduction to reflect the payment of a special benefit under Section 2.3, actuarial equivalence shall be determined using an interest rate equal to 120% of the immediate interest rate for the month in which benefits commence as published by the Pension Benefit Guaranty Corporation for purposes of paying lump sum benefits under plans with respect to which the PBGC acts as trustee.

1.2           AFFILIATE. Any trade or business, whether or not incorporated, which at the time of reference (i) controls, is controlled by or is under common control with the Company within the meaning of section 414(b) or (c) of the Code, or (ii) is, together with the Company, a member of an affiliated service group within the meaning of section 414(m) of the Code.

1.3           BOARD. The Board of Directors of the Company.

1.4           CAUSE. Cause shall have the meaning set forth in the Severance Agreement.

1.5           CHANGE IN CONTROL. Change in Control shall have the meaning set forth in the Severance Agreement.

1.6           CODE. The Internal Revenue Code of 1986, as amended.

1.7           COMPANY. Hexcel Corporation, a Delaware corporation, and its successors.

1.8           CONTINUOUS SERVICE. The number of full and partial calendar months of the Executive’s period of continuous employment with the Company and its Affiliates. A transfer between employment with the Company and an Affiliate or between Affiliates shall not be deemed a termination of employment or otherwise interrupt the Executive’s Continuous Service. Leaves of absence of not more than one year and any period during which the Executive is entitled to receive disability benefits from the Company (including medical and short-term disability benefits preceding the commencement of long-term disability benefits under the Company’s long-term disability plan) shall be taken into account as Continuous Service; provided, however, that the Executive shall not accrue Continuous Service for any periods on or after the payment or commencement of payment of any benefits under this Agreement.

1.9           DISABILITY. Disability shall have the meaning set forth in the Severance Agreement.

1.10         GOOD REASON. Good Reason shall have the meaning set forth in the Severance Agreement.

1.11         NORMAL RETIREMENT BENEFIT. The benefit defined in Section 2.2.1 hereof.

1.12         NORMAL RETIREMENT DATE. The date on which the Executive attains age sixty-five (65).

1.13         SEVERANCE AGREEMENT.  The Executive Severance Agreement between the Company and the Executive dated February 23, 2009.

1.14         TERMINATION OF EMPLOYMENT. References hereunder to the

Executive’s termination of employment, the date the Executive’s employment terminates and the like, shall, except as specifically provided herein, refer to the Executive’s “separation from service” as defined in Section 1.409A-1(h) of the Treasury Regulations (or any successor provision).

ARTICLE II

RETIREMENT BENEFITS

2.1           IN GENERAL. The amount of the Executive’s benefit shall be based on his Final Average Pay, Benefit Percentage and Vesting Percentage; the benefit otherwise payable under this Agreement’s basic benefit formula shall be reduced by the amount of the Executive’s Qualified Pension Benefits. The following definitions shall apply in making benefit calculations under this Agreement:

2.1.1        FINAL AVERAGE PAY. The average monthly compensation of the Executive for the highest-paid 36 months (or the Executive’s entire period of employment with the Company and its Affiliates if such period is less than 36 months) of the Executive’s final 60 months of Continuous Service.  For this purpose (i) the Executive’s “compensation” shall mean his base salary (without regard to any salary deferral pursuant to sections 125 or 401(k) of the Code or any successor provision) and all amounts earned (whether paid or payable) under all management incentive or other bonus plans in which he participates and (ii) any incentive pay or other bonus shall be deemed to have been earned ratably over the period with respect to which it is earned.

2.1.2        BENEFIT PERCENTAGE. With respect to each month of Continuous Service from the date of this Agreement through the date the Executive attains age 65, a benefit of one-twelfth of 2.8%.  The Benefit Percentage shall not increase further once the Executive attains age 65.

2.1.3        VESTING PERCENTAGE. 100% if the Executive has completed at least 60 months of Continuous Service; otherwise 0%, except that the Executive shall receive the accrued unvested benefit to the employment termination date if termination was by the Company without Cause or by the Executive for Good Reason before reaching 60 months of Continuous Service.

2.1.4        QUALIFIED PENSION BENEFITS.  The vested contributions made by the Company (for avoidance of doubt excluding any of the Executive’s pre-tax contributions that may be considered as paid by the Company for tax or other purposes) to the Hexcel Corporation 401(k) Plan or any successor plan thereto, whether as a periodic payment, as a lump sum, or otherwise.  The aggregate of the Executive’s Qualified Pension Benefits shall be expressed as a monthly amount in the form of an actuarially equivalent 50% joint and survivor annuity with 120 months of guaranteed payments starting at the date the Executive attains age 65; PROVIDED, HOWEVER, that notwithstanding anything in Section 1.1 to the contrary, for purposes of determining the amount of offset attributable to this Section 2.1.4, Company contributions shall be deemed to earn interest at an annual rate of 6%, compounded annually, from the date of such contribution until the date it is actually paid to or in respect of the Executive.

2.2           PAYMENT OF BENEFITS. Benefits shall be paid as follows:

2.2.1        NORMAL RETIREMENT. Subject to Section 2.2.7, and except as otherwise set forth in Section 2.2.2 or 2.2.3, if the Executive’s employment terminates on or after his Normal Retirement Date, the Company will promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the “Normal Retirement Benefit.”  The Normal Retirement Benefit shall be a monthly benefit starting on the first of the month after the Executive’s employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be an amount equal to (A) the product of his Final Average Pay, Benefit Percentage, and his Vesting Percentage, less (B) his Qualified Pension Benefits.

2.2.2        TERMINATION FOLLOWING CHANGE IN CONTROL. Subject to Sections 2.2.8 and 2.2.9, upon (i) termination by the Executive of his employment for Good Reason within two years following a Change in Control, (ii) termination of the Executive’s employment by the Company other than for Cause within two years following a Change in Control or (iii) a termination of the Executive’s employment described in

Section 4(f) of the Severance Agreement (whether by the Company or the Executive), the Company will pay the Executive, no later than the next business day following the date of such termination, by wire transfer to the Executive’s bank account, as designated by the Executive, a cash lump sum, the amount of which shall equal the actuarial present value of the “Change in Control Benefit.”  The Change in Control Benefit shall be a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be computed under Section 2.2.1 using a Vesting Percentage of 100% and Continuous Service equal to the Executive’s actual Continuous Service at the time his employment terminates plus 36 months, with such monthly benefit reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the first day of the month after his employment terminates precedes the Executive’s attainment of age 65.

2.2.3        TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Subject to Section 2.2.9, and except as otherwise provided in Section 2.2.2, upon termination of the Executive’s employment at any time by the Company other than for Cause or by the Executive for Good Reason, the Company will promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the “Involuntary Termination Benefit.”  The Involuntary Termination Benefit shall be a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be computed under Section 2.2.1 using a Vesting Percent age of 100% and Continuous Service equal to the Executive’s actual Continuous Service at the time his employment terminates plus 12 months, with such monthly benefit reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the first day of the month after his employment terminates precedes the Executive’s attainment of age 65.

2.2.4        TERMINATION FOR CAUSE. No benefits shall be payable hereunder with respect to the Executive if his employment is terminated by the Company for Cause.

2.2.5        DISABILITY.  Subject to Section 2.2.9, if the Executive’s employment with the Company or any Affiliate terminates on account of Disability, the Company shall promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the “Monthly Disability Benefit.”  The Monthly Disability Benefit shall be an amount (computed using a Vesting Percentage of 100%) equal to (i) the product of the Executive’s Final Average Pay and Benefit Percentage less (ii) his Qualified Pension Benefits, and shall be payable, without actuarial or other reduction to reflect commencement of payment before his Normal Retirement Date, beginning on the first date of the month next following the date of the Executive’s termination of employment, and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate.

2.2.6        OTHER TERMINATION. Subject to Section 2.2.9, and except as otherwise set forth in Sections 2.2.2, 2.2.3 or 2.2.5, if the Executive terminates his employment prior to the attainment of age 65, the Company will promptly (in any event within 90 days following the Executive’s termination) pay the Executive a cash lump sum, the amount of which shall equal the actuarial present value of the “Early Retirement Benefit.”  The Early Retirement Benefit shall be a monthly benefit starting on the first of the later of (i) the month after the Executive’s termination of employment and (ii) the month in which the Executive attains the age of 55, and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments, with any such payments made after the death of the Executive to be made (i) to the Executive’s designated beneficiary, if any or (ii) if there is no designated beneficiary or the designated beneficiary dies before a total of 120 payments have been made to the Executive and the designated beneficiary, to the Executive’s estate, and shall be calculated in accordance with Section 2.2.1 hereof, reduced by one quarter of one percent (1/4%) per payment for each full calendar month by which the benefit commencement date precedes the Executive’s attainment of age 65.

2.2.7        ELECTION TO RECEIVE NORMAL RETIREMENT BENEFIT AS A MONTHLY BENEFIT.  The Executive may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive his Normal Retirement Benefit in the form of a monthly benefit as described in Section 2.2.1, except that (i) the monthly benefit will start on the first of the month after the fifth anniversary of the date on which the Executive’s employment terminates, and (ii) the amount of the monthly benefit will be adjusted such that the benefit to be received by the Executive, after taking into account that the first payment will not take place until the fifth anniversary of the date on which the Executive’s employment terminates, is actuarially equivalent to the Normal Retirement Benefit; provided however that if the Executive makes such election on or prior to the first day in which he begins to accrue any benefits under this Agreement, the election shall take effect immediately and the above clauses (i) and (ii) shall not apply.

2.2.8        ELECTION TO RECEIVE CERTAIN CHANGE IN CONTROL BENEFIT AS A MONTHLY BENEFIT.   The Executive may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive a Change in Control Benefit payable pursuant to subsections (i) or (ii) of the first sentence of Section 2.2.2 above in the form of a monthly benefit as described therein, except that (i) the monthly benefit will start on the first of the month after the fifth anniversary of the date on which his employment terminates and (ii) the amount of the monthly benefit will be adjusted such that the benefit to be received by the Executive, after taking into account that the first payment will not take place until the fifth anniversary of the date on which the Executive’s employment terminates, is actuarially equivalent to the Change in Control Benefit; provided however that if the Executive makes such election on or prior to the first day in which he begins to accrue any benefits under this Agreement, the election shall take effect immediately and the above clauses (i) and (ii) shall not apply.

2.2.9        ELECTION TO RECEIVE ANY OTHER BENEFIT AS A MONTHLY BENEFIT.  The Executive may irrevocably elect, provided such election shall not take effect until twelve months after the date on which it is made, to receive any other benefit payable under this Agreement (excluding a Normal Retirement Benefit payable pursuant to Section 2.2.1, a Change in Control Benefit payable pursuant to subsections (i) or (ii) of the first sentence of Section 2.2.2 and a Pre-Retirement Survivor Benefit payable pursuant to Section 3.2) in the form of a monthly benefit as described in Sections 2.2.3, 2.2.5, 2.2.6 or other section describing the benefit to which this election applies, except that (i) the monthly benefit will start on the first of the month after the fifth anniversary of the date on which his employment terminates and (ii) the amount of the monthly benefit will be adjusted such that the benefit to be received by the Executive, after taking into account that the first payment will not take place until the fifth anniversary of the date on which the Executive’s employment terminates, is actuarially equivalent to the Involuntary Termination Benefit, Monthly Disability Benefit, Early Retirement Benefit or other benefit to which this election applies; provided however that if the Executive makes such election on or prior to the first day in which he begins to accrue any benefits under this Agreement, the election shall take effect immediately and the above clauses (i) and (ii) shall not apply.

2.2.10      SIX MONTH DELAY FOR SPECIFIED EMPLOYEES.  Notwithstanding anything in this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the date of his termination of employment, then any amount payable under this Agreement on account of his termination of employment that would otherwise have been paid to the Executive during the first six months following his termination of employment shall be paid instead to the Executive in a single lump sum on the earlier of (a) the date which is six months following his termination of employment and (b) the date of his death, and not before.

2.3           SPECIAL BENEFIT. If it shall be determined by a final administrative decision of the Internal Revenue Service (which is not appealed by the Executive) or by a final decision of a court of competent jurisdiction (which is not appealed by the Executive) that the value of all or any part of any benefit contemplated by this Agreement is includable in the income of the Executive prior to the actual receipt of such benefit, the Company shall make a special payment to the Executive, in discharge of the actuarially equivalent value (based upon the actuarial factors in effect when benefits other than the benefit described in this Section 2.3 commence to be paid to the Executive hereunder) of any benefits otherwise due hereunder (and such other benefit shall be reduced to reflect the actuarial value of any such special payment made pursuant to this Section 2.3), in an amount equal to the Executive’s estimated federal, state and local income tax liabilities related to such inclusion and to the inclusion in income of such special payment. The Executive shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court.

2.4           NO DUPLICATION. Except as provided in Section 2.3 hereof, in no event shall benefits become payable to the Executive under more than one Section of this Article II.

ARTICLE III

SURVIVOR BENEFITS

3.1           ALTERNATE FORMS OF ANNUITY. Notwithstanding any provision hereof to the contrary, if the Executive has elected to receive his benefit in the form of a ten-year certain life annuity as provided in Article II, he may elect with respect to such form of annuity, at any time prior to commencement of such annuity (and may revoke or modify any such election and/or make a new election, in each case at any time and from time to time prior to commencement of such annuity), to receive instead any other form of life annuity (as defined in Section 1.409A-2(b)(2)(A) of the Treasury Regulations), including without limitation a 50%, 75% or 100% joint and survivor annuity, provided that such annuity is actuarially equivalent to the ten-year certain life annuity the Executive would otherwise have received and commences on the same date the ten-year certain life annuity would otherwise have commenced.

3.2           PRE-RETIREMENT SURVIVOR BENEFIT.

(a)           General.  In the event the Executive dies before distribution of his benefits under Article II has started, the Company shall pay a cash lump sum to the Executive’s designated beneficiary, equal to the actuarial present value of the “Pre-Retirement Survivor Benefit.”  The Pre-Retirement Survivor Benefit shall be a monthly benefit, starting on the first of the month immediately following the month in which the Executive dies, and ending with the payment for the month in which the death of such designated beneficiary occurs, and shall be an amount equal to 50% of the monthly benefit the Executive would have received under Article II hereof had he terminated employment on the day immediately preceding his death and commenced receiving benefits on the date on which the Pre-Retirement Survivor Benefit commences, in the form of an actuarially equivalent 50% joint and survivor annuity, with his designated beneficiary as the survivor annuitant.  Such cash lump sum payment shall be made as soon as administratively practicable (but in any event no later than 90 days) after the date of the Executive’s death.

(b)           Election As To Applicable Percentage.  For purposes of calculating the Executive’s benefit under Section 3.2(a), in lieu of 50%, the Executive may elect for the amount of the Pre-Retirement Survivor Benefit to equal 75% or 100% of the monthly benefit the Executive would have received under Article II (after reduction, as provided in subsection (e) below, for the cumulative additional actuarial cost, if any, associated with such election) had he terminated employment on the day immediately preceding his death and commenced receiving benefits on the date on which the Pre-Retirement Survivor Benefit commences, in the form of an actuarially equivalent 75% or 100% joint and survivor annuity, with his designated beneficiary as the survivor annuitant.  The Executive’s election pursuant to this Section 3.2(b) as to the applicable percentage amount of the Pre-Retirement Survivor Benefit (including any change thereto or revocation thereof) shall be made on or prior to the first day in which he begins to accrue any benefits under this Agreement or otherwise shall not take effect until twelve months after the date on which it is made.

(c)           Election as to Form.  In lieu of a lump sum, the Executive may elect for his designated beneficiary to receive the benefit described in Section 3.2(a) in the form of the Pre-Retirement Survivor Benefit.  The amount of such benefit shall equal the amount elected by the Executive pursuant to Section 3.2(b) if applicable.  The

Executive’s election pursuant to this Section 3.2(c) to receive the monthly form of benefit (including any change thereto or revocation thereof) shall either be made on or prior to the first day in which he begins to accrue any benefits under this Agreement or otherwise shall not take effect until twelve months after the date on which it is made.

(d)           Election to Receive Alternative Benefit.  In lieu of the benefit described in Section 3.2(a), the Executive may elect, in the event the Executive dies before distribution of his benefits under Article II has started, for the Company to pay a cash lump sum to the Executive’s designated beneficiary, equal to the lump sum the Executive would have received under the applicable section of Article II (after reduction, as provided in subsection (e) below, for the cumulative additional actuarial cost, if any, associated with such election) had he terminated employment on the day immediately preceding his death.  Such payment shall be made as soon as administratively practicable (but in any event no later than 90 days) after the date of the Executive’s death.  The Executive’s election pursuant to this Section 3.2(d) to receive the alternative lump-sum benefit (including any change thereto or revocation thereof) shall be made on or prior to the first day in which he begins to accrue any benefits under this Agreement or otherwise shall not take effect until twelve months after the date on which it is made.

(e)           Reduction for Additional Actuarial Cost.  The benefit payable to the Executive under Article II hereof shall be reduced to reflect the cumulative additional actuarial cost, if any, associated with the Executive’s elections pursuant to Section 3.2(b) or 3.2(d) above.  The amount of such reduction for each period described below shall equal the excess of (i) the actuarial cost of providing the benefit described in Section 3.2(a) (after taking into account the Executive’s election pursuant to Section 3.2(b)) or Section 3.2(d) (as the case may be), over (ii) the actuarial cost of providing the benefit described in Section 3.2(a) (without regard to the Executive’s election pursuant to Section 3.2(b), if any).  For purposes of making this calculation, the actuarial cost of each benefit shall be determined on an annual basis, initially on or about the first of the month following the month in which the election pursuant to Section 3.2(b) or 3.2(d) is made, and recalculated on or about January 1 of each year thereafter while the election remains in effect, using an interest rate equal to 120% of the immediate interest rate for the immediately preceding December as published by the PBGC for purposes of paying lump sum benefits under plans with respect to which the PBGC acts as trustee and the mortality table specified in Section 1.1.  The additional actuarial cost shall be accrued against the benefit payable to the Executive under Article II on a monthly basis.  For purposes of all actuarial calculations under this Section 3.2, if a beneficiary is not a natural person living at the time of the Executive’s death, the beneficiary shall be assumed to be exactly fifteen (15) years younger than the Executive.

(f)            Beneficiary Matters.  For purposes of Article III, if the Executive dies without designating a beneficiary, the Executive’s beneficiary shall be deemed to be the Executive’s estate.  If the beneficiary of the Executive is not a natural person living at the time of the Executive’s death, the beneficiary shall be paid only in the form of a cash lump sum, equal to the amount payable under Section 3.2(a) or, if applicable, Section 3.2(b) or (d) based on an election made by the Executive.

ARTICLE IV

MISCELLANEOUS

4.1           BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s person or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

4.2           NOTICE. Notices, elections, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand (or received by telecopy, telex or similar device) or mailed by United States certified or registered mail, return receipt re quested, postage prepaid, addressed as follows:

If to the Executive:

Mr. Doron D. Grosman

[Address]

[Address]

If to the Company:

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

Attn:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

4.3           GENERAL PROVISIONS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State Connecticut without regard to its conflicts of law principles.

4.4           VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

4.5           COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

4.6           ARBITRATION. Except as set forth in Section 4.9, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Connecticut constituting an Employment Dispute Tribunal in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

4.7           ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled and of no further force or effect.

4.8           NO RIGHT OF OFFSET. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits (except as otherwise set forth in this Agreement), by offset against any amount owed or claimed to be owed by the Executive to the Company, or otherwise.

4.9           PROTECTIVE PROVISIONS. The Executive and the Company shall cooperate with each other by furnishing any and all information and computations reasonably requested by the other in order to determine the amounts payable hereunder or to facilitate the payment of benefits hereunder. If upon written request of the Company, the Executive shall, within ninety days thereof (180 days if the Executive is Disabled), if such information is reasonably available to the Executive, fail to comply with such a request for information, the Company may terminate any benefits otherwise payable under this Agreement.

4.10         ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. It shall not be assignable by the Company except in connection with the sale or other disposition of all or substantially all of the assets or business of the Company, whether by merger, consolidation or otherwise. The voluntary or involuntary assignment, encumbrance or alienation of any benefit hereunder or any interest therein, whether or not payable to the Executive, is not permitted and will not be recognized. Any such purported assignment, encumbrance or alienation, by operation of law or otherwise, shall be void. Subject to the provisions of applicable law, no payment of any benefit shall, prior to actual receipt thereof by the Executive or his designated beneficiary, be subject to garnishment, attachment, execution, levy or other legal process for debts or for alimony or support of any spouse, former spouse or other relative.

4.11         CODE SECTION 409A.  The terms of this Agreement are intended to comply with applicable provisions of Sections 409A(a)(2) through (4) of the Code, and shall be interpreted to the extent context reasonably permits in accordance with this intent.  The parties agree to modify this Agreement or the timing (but not the amount) of any payment to the extent necessary to comply with Section 409A of the Code and avoid application of any taxes, penalties, or interest thereunder.  However, in the event that any amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A, the Employee shall be solely liable for the payment of any such taxes, penalties or interest.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Supplemental Executive Retirement Agreement as of the date and year first above written.

HEXCEL CORPORATION

	By:	/s/ Ira J. Krakower
Name: Ira J. Krakower
Title: Senior Vice President

/s/ Doron D. Grosman
Doron D. Grosman